Exhibit 99.1

iPic® Entertainment Announces First Quarter 2018 Results

Reiterates Full Year 2018 Outlook, Including Comparable-Store Sales Growth of 0% to +5%

Reiterates Four Key Strategic Initiatives to Create Long-Term Value

Announces Expectation to Open First Theater in Saudi Arabia by Year-End 2018

BOCA RATON, FL (Globe Newswire) – May 15, 2018 – iPic® Entertainment Inc. (“iPic” or the “Company”) (NASDAQ: IPIC), America’s premier luxury restaurant-and-theater brand, today reported financial results for the first quarter ended March 31, 2018. The Company also reiterated its full year 2018 outlook, including expectations for annual comparable-store sales growth of 0% to +5%, reiterated its four key strategic initiatives to create long-term value for stockholders, and announced that it expects to open its first theater in Saudi Arabia by year-end 2018.

Hamid Hashemi, Founder & Chief Executive Officer of iPic® Entertainment, commented, “We are in the very early stage of our growth story and are committed to taking advantage of the significant global opportunities ahead. We believe there is tremendous growth potential for the iPic brand to expand internationally while continuing to open new units domestically.”

Hashemi continued, “We remain laser focused on executing our four key strategic initiatives to meaningfully improve our top and bottom-line performance and create long-term value for our stockholders over time. We are on track to achieve our annual outlook, including comparable-store sales growth of 0% to +5%, and have already remodeled two of the up to five legacy locations to our Generation III design that we intend to complete this year. We are excited for more guests to experience the world-class hospitality provided at these enhanced theaters and the potential that our remodeled locations will have on our financial performance.”

Financial Results

The Company reported first quarter results, ended March 31, 2018, including:

●	Total revenue of $37.3 million.
●	Comparable-store sales decrease of 5.1%, including 2.5% of lost capacity as a result of closed auditoriums from the Company’s two remodels that were completed in April.
●	Net loss of $(21.8) million, inclusive of $8.6 million in stock-based compensation.
●	Store-level EBITDA* of $3.3 million.
●	EBITDA* loss of $(12.3) million.
●	Adjusted EBITDA* loss of $(1.2) million.

* Store-level EBITDA, EBITDA, and Adjusted EBITDA are non-GAAP measures. Reconciliations of store-level EBITDA and adjusted EBITDA to net income (loss), the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Non-GAAP Financial Measures.”

Full Year 2018 Financial Outlook

For the year ending December 31, 2018, the Company continues to expect the following:

●	Total revenue growth of +3% to +7%.
●	Comparable-store sales growth of 0% to +5%.
●	Store-level EBITDA, a non-GAAP measure, of $17.0 million to $18.0 million.
●	Adjusted EBITDA, a non-GAAP measure, loss of $(1.5) million to $(0.5) million, reflecting a substantial improvement from full year 2017.
●	Up to five remodels of existing locations with Generation I auditoriums, of which two have been completed to date.
●	Capital expenditures of $20 million to $25 million, net of tenant improvement dollars.

Key Strategic Initiatives

iPic is executing four key strategic initiatives in order to meaningfully improve its top and bottom-line results over time and create long-term value for stockholders.

1.	Improving Profitability from Existing Locations:

●	A key revenue driver going forward will be the remodeling of the Company’s Generation I legacy locations into Generation III designs that, among other things, will include the installation of predominately Premium-Plus seating, including iPic’s latest Patented Pod Seats and Chaise Lounges. Premium-Plus seating currently comprises approximately 35% of seating in our Generation I auditoriums. The future remodeled Generation III designs will contain significantly more Premium-Plus seating, which generate higher revenue per screen than our Generation I locations.
●	iPic expects to complete up to five remodels in 2018 starting with Scottsdale, AZ and Pasadena, CA that were completed in April, followed by Fairview, TX; Austin, TX; and Redmond, WA.

2.	Opening New iPic Locations Domestically:

●	The Company currently operates 115 screens at 15 locations in nine states with the ultimate long-term goal of reaching 200 locations across the US.
●	iPic recently signed a lease in Atlanta, GA and has a robust pipeline of additional sites in lease negotiations.
●	The Company plans to open at least four new domestic locations per year starting in 2019.

2

3.	Pursuing International Growth Opportunities:

●	The Company is actively exploring the potential to expand the iPic brand internationally through licensed and/or asset-light partnerships.
●	In March, iPic announced the signing of a Memorandum of Understanding with BAS Global Investments to develop its one-of-a-kind, world-class luxurious restaurant-and-theater iPic locations throughout The Kingdom of Saudi Arabia.
●	The Company expects to receive its license to operate theaters in Saudi Arabia and if so, to open its first iPic location by year-end 2018. iPic believes there is the potential for 25 to 30 iPic locations in Saudi Arabia within the next ten years and expects to expand in all parts of the country starting in Riyadh and Jeddah.

4.	Increasing Digital Growth Options (Membership and Sponsorship):

●	The Company plans to leverage its growing membership network as the brand expands and increases its market presence. In 2017, iPic’s active users that have visited a location over the past year accounted for approximately 47% of revenue.
●	In 2017, the Company earned $1.8 million from corporate sponsorships and believes that it has the opportunity to significantly grow its local and national sponsorship revenue. During the first quarter, other revenue grew 72% to $1.0 million compared to $0.6 million in the year-ago period. The Company expects other revenue to grow at a faster pace than food-and-beverage and theater revenues for the foreseeable future.

Conference Call

iPic will host a conference call today at 5:00 p.m. EDT. The conference call can be accessed live over the phone by dialing (201) 493-6779. A replay will be available after the call and can be accessed by dialing (412) 317-6671; the passcode is 13680132. The replay will be available until June 15, 2018.

The conference call will also be webcast live from the Company’s Investor Relations website at investors.ipictheaters.com. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

Key Financial Definitions

New store openings – Our ability to expand our business and reach new guests is influenced by the opening of additional iPic locations in both new and existing markets. The success of our new iPic locations is indicative of our brand appeal and the efficacy of our site selection and operating models.

3

Comparable-store sales – Comparable-store sales are a year-over-year comparison of sales at iPic locations open at the end of the period which have been open for at least 12 months prior to the start of such quarterly period. It is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. Our comparable iPics consisted of 13 and 14 iPics as of the end of the first quarter of 2017 and 2018, respectively. From period to period, comparable-store sales are generally impacted by attendance and average spend per person. Spend per person is, in turn, composed of pricing and sales-mix changes.

Store-level EBITDA – A non-GAAP measure, store-level EBITDA consists of total revenues less store-level expenses that include food-and beverage cost-of-goods sold, box-office-and-other-income costs-of-goods-sold, labor costs, occupancy expenses and other-operating expenses.

EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization.

Adjusted EBITDA – A non-GAAP measure, is defined as net income before net interest, taxes, depreciation and amortization, and which also excludes equity-based compensation expense, losses on the disposal of property and equipment, as well as certain non-recurring items that the Company does not believe directly reflect its core operations.

About iPic® Entertainment Inc.

Established in 2010 and headquartered in Boca Raton, FL, iPic® Entertainment is America’s premier luxury restaurant-and-theater brand. A pioneer of the dine-in theater concept, iPic® Entertainment’s mission is to provide visionary entertainment escapes, presenting high-quality, chef-driven culinary and mixology in architecturally unique destinations that include premium movie theaters and restaurants. iPic® Theaters offers guests two tiers of luxury leather seating, Premium Chaise lounge and Premium Plus pod or reclining seating options. iPic® Theaters currently operates 15 locations with 115 screens in Arizona, California, Florida, Illinois, Maryland, New Jersey, New York, Texas, and Washington and new locations planned for Florida, Georgia, Texas, California and Connecticut. For more information, visit www.iPic.com.

Forward-Looking Statements

This press release includes ’‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our financial outlook for the 2018 full year; our expectations with respect to the opening of new locations in the near and long term; our expectations with respect to capital expenditures and improvements to existing locations; our expectations with respect to international growth; and our ability to increase our digital growth. Such forward-looking statements can be identified by the use of words such as ’’should,’’ ’‘may,’’ ’‘intends,’’ ’‘anticipates,’’ ’‘believes,’’ ’‘estimates,’’ ’‘projects,’’ ’‘forecasts,’’ ’‘expects,’’ ’‘plans,’’ and ’‘proposes’’ or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about us, including risks related to the following: our inability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets, including international markets; our inability to optimize our theater circuit through new construction and transforming our existing theaters; competition from other theater chains and restaurants; our inability to operate profitably; our dependence on a small number of suppliers for motion picture products; our inability to manage fluctuations in attendance in the motion picture exhibition industry; our inability to address the increased use of alternative film delivery methods or other forms of entertainment; our ability to serve menu items that appeal to our guests and to avoid food safety problems; our inability to obtain sufficient capital to open up new units, to renovate existing units and to deploy strategic initiatives; our ability to address issues associated with entering into long-term non-cancelable leases; our inability to protect against security breaches of confidential guest information; our inability to manage our growth; our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; our inability to manage our substantial level of outstanding debt; our ability to continue as a going concern; our failure to meet any operational and financial performance guidance we provide to the public; our ability to compete and succeed in a highly competitive and evolving industry; and other factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Although the forward-looking statements in this press release are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

4

iPic Entertainment Inc.
Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share data)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$13,379	$10,505
Accounts receivable	3,150	5,313
Inventories	1,155	1,198
Prepaid expenses	2,688	3,423

Total current assets	20,372	20,439

Property and equipment, net	139,357	141,166
Deposits	241	218
Convertible note receivable	250	250

Total assets	160,220	162,073

Liabilities and Members’ Deficit
Accounts payable	10,066	11,759
Accrued expenses	2,484	2,709
Accrued interest	3,809	7,078
Accrued payroll	6,549	5,361
Accrued insurance	1,029	1,214
Taxes payable	1,573	1,232
Deferred revenue	6,877	8,144
Total current liabilities	32,387	37,497

Long-term debt – related party	160,602	142,603
Notes payable to related parties	-	50,242
Deferred rent	50,456	50,826
Accrued interest – long-term	887	5,130
Other - long-term	1,325	-

Total liabilities	245,657	286,298

Commitments and Contingencies

Redeemable non-controlling interests	122,893	-

Stockholders’/ Members’ Equity (Deficit)
Members’ deficit	-	(124,225)
Class A Common Stock; $0.0001 par value; 100,000,000 shares authorized; 1,248,159 issued and outstanding as of March 31, 2018	-	-
Class B Common Stock; $0.0001 par value; 25,000,000 shares authorized; 9,926,621 issued and outstanding as of March 31, 2018	1	-
Additional paid-in capital	(206,397)	-
Accumulated deficit	(1,934)	-

Total stockholders’ / members’ equity (deficit)	(208,330)	(124,225)

Total liabilities and members’ deficit	160,220	162,073

5

iPic Entertainment Inc.
Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share data)

	Three Months Ended March 31,	Three Months Ended March 31,
	2018	2017
Revenues
Food and beverage	$19,992	$19,203
Theater	16,311	15,813
Other	959	557
Total revenues	37,262	35,573

Operating expenses
Cost of food and beverage	5,486	5,234
Cost of theater	6,245	6,335
Operating payroll and benefits	10,578	9,596
Occupancy expenses	4,676	4,378
Other operating expenses	7,608	6,803
General and administrative expenses	4,547	3,912
Equity-based compensation	8,568	-
Depreciation and amortization expense	4,840	4,718
Pre-opening expenses	-	632
Loss on abandonment of lease	1,839	-
Operating expenses	54,387	41,608

Operating loss	(17,125)	(6,035)

Other expense
Interest expense, net	(4,614)	(3,771)
Total other income (expense)	(4,614)	(3,771)

Net loss before income tax expense	$(21,739)	$(9,806)

Income tax expense	22	22

Net loss	(21,761)	(9,828)
Less: Net loss attributable to non-controlling interests	(15,385)	$-
Net loss attributable to iPic Entertainment, Inc.	$(6,376)	$(9,828)

Net loss per Class A common share
Basic	$(1.70)
Diluted	$(1.70)

Weighted-average number of Class A common shares outstanding
Basic	1,135,437
Diluted	1,135,437

6

iPic Entertainment Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2018	2017

Cash (used in) provided by operating activities	(10,626)	492

Cash flows from investing activities:
Purchases of property and equipment	(3,570)	(7,942)

Net cash used in investing activities	(3,570)	(7,942)

Cash flows from financing activities:
Members’ contributions	2,500	-
Proceeds from issuance of common stock sold in initial public offering, net of offering costs	12,325	-
Repayment of notes payable to related parties	(15,000)	(83)
Repayment of short-term borrowings	(755)	(663)
Borrowings on long-term debt – related party	18,000	7,133

Net cash provided by financing activities	17,070	6,387

Net increase (decrease) in cash and cash equivalents	2,874	(1,063)
Cash and cash equivalents at the beginning of period	10,505	4,653

Cash and cash equivalents at the end of period	13,379	3,590

7

Non-GAAP Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA and Store-Level EBITDA are not recognized under accounting principles generally accepted in the United States, which we refer to as “GAAP.” We define these terms as follows:

●	“EBITDA” means, for any reporting period, net loss before interest, taxes, depreciation, and amortization,
●	“Adjusted EBITDA” is a supplemental measure of our performance and is also the basis for performance evaluation under our executive compensation programs. Adjusted EBITDA is defined as EBITDA adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, equity-based compensation expense, pre-opening expenses, other income and loss on disposal of property and equipment, impairment of property and equipment as well as certain non-recurring charges. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to our ongoing business performance.
●	“Store-Level EBITDA” is a supplemental measure of our performance which we believe provides management and investors with additional information to measure the performance of our locations, individually and as an entirety. Store-Level EBITDA is defined by us as EBITDA adjusted for pre-opening expenses, other income, loss on disposal of property and equipment, impairment of property and equipment, non-recurring charges, and general and administrative expense. We use Store-Level EBITDA to measure operating performance and returns from opening new stores. We believe that Store-Level EBITDA is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store-level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store-Level EBITDA is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency and performance, and we use Store-Level EBITDA as a means of evaluating store financial performance compared with our competitors.

You are encouraged to evaluate the adjustments we have made to GAAP financial measures and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Store-Level EBITDA, you should be aware that in the future we may incur income and expenses that are the same as or similar to some of the adjustments used to calculate the non-GAAP financial measures contained in this press release.

8

EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our board of directors to assess our financial performance. EBITDA and Adjusted EBITDA are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Store-Level EBITDA is utilized to measure the performance of our locations, both individually and in entirety.

EBITDA, Adjusted EBITDA and Store-Level EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Our presentation of Adjusted EBITDA and Store-Level EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, iPic openings and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our GAAP results in addition to using EBITDA and Adjusted EBITDA supplementally. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

9

Non-GAAP Financial Measures

$ in thousands

	Three Months ended
	March 31, 2018	March 31, 2017

Net loss	$(21,761)	$(9,828)
Plus:
Interest expense	4,614	3,771
Income tax expense	22	22
Depreciation and amortization expense	4,840	4,718
EBITDA	(12,285)	(1,317)

Plus:
Pre-opening expenses	-	632
Equity-based compensation	8,568	-
Loss on abandonment of lease	1,839	-
Non-recurring charges	652	726
Adjusted EBITDA	(1,226)	41

Plus:
General and administrative expense	4,547	3,912
Store-Level EBITDA	3,321	3,953

# # #

Investor Relations:

ICR

Melissa Calandruccio, CFA

iPicIR@icrinc.com

646-277-1273

Media Relations:

The Gab Group for iPic® Entertainment Corporate

Michelle Soudry

msoudry@thegabgroup.com

561-750-3500

Jonesworks
Stephanie Jones/Michelle Bower

ipic@jonesworks.com
212-839-0111

10